United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 8.01. Other Events

On October 14, 2015 the Company issued a press release discussing the independence of its Board of Directors and track record of performance and value creation. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Exhibit 99.1 includes references to the Company's (i) consolidated operating income/operating margin, (ii) earnings per share, and (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decisions to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in fiscal 2010 through fiscal 2015. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided in Exhibit 99.1.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

Additional Information and Where to Find It

the company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company's stockholders in respect of the 2015 Annual Meeting. Ethan Allen plans to file with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card in connection with the 2015 Annual Meeting (the “2015 Proxy Materials”). The 2015 Proxy Materials will contain important information about the company, its directors and executive officers, the 2015 Annual Meeting and related matters. Stockholders are strongly urged to read the 2015 Proxy Materials, any amendments and supplements thereto, and the accompanying proxy card carefully when they are available. Stockholders will be able to obtain free copies of the 2015 Proxy Materials and other documents filed with the SEC by THE COMPANY through the web site maintained by the SEC at www.sec.gov and on THE COMPANY’s web site at http://www.ethanallen.com/en_US/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 Proxy Materials.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Index to Exhibits attached hereto.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETHAN ALLEN INTERIORS, INC.

Date: October 14, 2015	By:	/s/ Corey Whitely
Corey Whitely Executive –Vice President, Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated October 14, 2015

3..